UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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TPG Specialty Lending, Inc. (“TSLX”) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and an accompanying GOLD proxy card to be used to solicit votes against TICC Capital Corp.’s (the “Company”) proposal to approve a new advisory agreement between the Company and TICC Management, LLC, to take effect upon a change of control of TICC Management, LLC, and certain related proposals, at a special meeting of stockholders of the Company scheduled to be held on October 27, 2015.

As part of the above-referenced solicitation, TSLX updated certain pages of its website, http://www.changeticcnow.com/, a website established by TSLX that contains information regarding the solicitation. This Schedule 14A filing consists of the following screenshots, which reflect the content of pages not previously filed with the SEC.

TPG SPECIALTY LENDING

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TSLX urges TICC stockholders to vote against all management proposals at the upcoming special meeting of stockholders on October 27, 2015

TSLX urges TICC stockholders to vote against all management proposals on the **GOLD** proxy card at the upcoming special meeting of stockholders on October 27, 2015

TPG Specialty Lending, Inc. ("TSLX") has proposed to acquire TICC Capital Corp ("TICC") in a transaction that would provide TICC stockholders with an upfront premium and the potential for long-term value creation behind an industry-leading platform. However, our proposal was rejected by the TICC special committee, without engaging in any negotiations or discussions about the substance of our proposal, in favor of a value destructive transaction to replace TICC's external manager with Benefit Street Partners, LLC.

We remain undeterred. We are urging TICC stockholders to vote AGAINST management's inferior proposals on the **GOLD** proxy card. Your vote will stop TICC from pursuing a value destructive transaction. And although voting against one or all of the TICC proposals is not equivalent to voting in favor of the TSLX Proposal, and defeat of the TICC proposals alone will not require TICC to pursue a transaction with TSLX, voting the **GOLD** proxy card will send a clear message to the TICC board that you prefer the TSLX proposal.

VOTE AGAINST TICC TODAY

PRESS RELEASES

TPG Specialty Lending, Inc. Questions Payment to Failed Leadership in Letter to TICC Capital Corp. Stockholders.

10/12/2015

TPG Specialty Lending, Inc. Corrects Misleading Statements from TICC Capital Corp.

10/8/2015

TPG Specialty Lending, Inc. Files Definitive Proxy Materials with SEC to Solicit TICC Capital Corp. Stockholders to Vote AGAINST the Inferior Benefit Street Partners Transaction

10/5/2015

TPG Specialty Lending, Inc. Corrects Misleading Statements from TICC Capital Corp.

9/30/2015

TPG Specialty Lending, Inc. Demonstrates Superior Value of Its Proposal in Letter to TICC Capital Corp. Stockholders

9/28/2015

TPG Specialty Lending, Inc. Sends Letter to TICC Capital Corp. Stockholders Outlining Merits of Proposal

9/21/2015

WHAT PEOPLE ARE SAYING...

"Unfortunately for TICC shareholders, as we examine TICC's collateral (which is nearly void of real proprietary transactions), we find that investors have been paying nearly 6x the normal fee that should be charged on these large/liquid/BSL (broadly syndicated loan) type assets." – Wells Fargo Securities report – September 22, 2015.

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